EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 1, 2002, in the Post-Effective Amendment Number 2 to the Registration Statement (Form S-2) and related Prospectus of Midwest Medical Insurance Holding Company and Subsidiaries dated August 12, 2002.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
August 12, 2002